                                                                    EXHIBIT 4.02


                       FIRST AMENDMENT TO CREDIT AGREEMENT


         This First Amendment to Credit Agreement (the "Amendment") is dated as of March 31, 2000 and is made by and among EDUCATION MANAGEMENT CORPORATION, (the "Borrower"), the Banks under the Credit Agreement (as hereafter defined), CHASE MANHATTAN BANK and SUNTRUST BANK as Additional Banks (hereinafter sometimes collectively referred to as "Additional Banks" and individually as an "Additional Bank"), NATIONAL CITY BANK OF PENNSYLVANIA as the Agent and FIRST UNION NATIONAL BANK, as Co-Agent (NATIONAL CITY BANK OF PENNSYLVANIA and FIRST UNION NATIONAL BANK are hereinafter collectively referred to as "Agents" in their capacity as Agents for the Banks under the Credit Agreement).


                                    RECITALS:


         WHEREAS, the Borrower, the Banks and the Agents entered into that certain Credit Agreement dated as of February 18, 2000 (as amended, the "Credit Agreement"); and

         WHEREAS, Chase Manhattan Bank and SunTrust Bank desire to become parties to the Credit Agreement as Additional Banks; and

         WHEREAS, the parties desire to increase the Revolving Credit Commitments to an aggregate amount of One Hundred Million Dollars ($100,000,000) pursuant to the terms of the Credit Agreement and to amend certain provisions of the Credit Agreement, as hereinafter provided, and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings given to them under the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto agree as follows:


                  1. Permitted Acquisitions. The parties hereto hereby amend and restate the definition of Permitted Acquisitions contained in Section 1.1 of the Credit Agreement to read as follows:

                  "Permitted Acquisitions" means any acquisition by the Borrower or any of its Subsidiaries of the assets or stock of a second Person which complies with each of the following conditions: (i) such second Person is engaged in the education or training business (whether profit or non-profit); (ii) such acquisition is not hostile in nature (as determined promptly in the reasonable discretion of each of the Banks); and (iii) with respect to any acquisition or series of acquisitions involving assets valued (on a going concern basis) at more than $2,000,000, the Borrower shall demonstrate, on a pro forma basis and to the reasonable satisfaction of the Required Banks, that no Default or Event of Default shall occur as a result of such acquisition(s).

                  2. Amendments and Waivers.

(i) The parties hereto hereby amend and restate Clauses (E) and (F) of Section 10.1(a) of the Credit Agreement to read as follows:

                     (E) amend this Section 10.1;

                     (F) amend the definition of "Required Banks" or any other provision of this Credit Agreement specifying the number or percentage of Banks required to waive, amend or modify any rights, make any determination or grant any consent hereunder;

(ii) The parties hereto hereby amend Section 10.1(a) by adding new clauses (G) and (H) to read as follows:

                     (G) amend clause (ii) of the definition of "Permitted Acquisitions;" or

                     (H) waive compliance with clause (i) of Section 6.12 if the acquisition for which the waiver is requested is hostile in nature (as determined promptly in the reasonable discretion of each of the Banks).

                  3. Joinders.

         Pursuant to the procedures set forth in Section 9.12 of the Credit Agreement, Chase Manhattan Bank and SunTrust Bank are becoming parties to the Credit Agreement as of the date hereof by executing and delivering to the Agent, Bank Joinders substantially in the form of Exhibit "J" to the Credit Agreement (the "Joinders") and signature pages (including Revolving Credit Commitments and Supplemental Swing Loan Commitments) to be appended to the Credit Agreement . This Amendment is deemed to become effective immediately after such Joinders become effective. The Revolving Credit Commitments, Commitment Percentages and Supplemental Swing Loan Commitments for the Banks and Additional Banks are as set forth on Schedule "1" hereto and the Revolving Credit Commitments, Commitment Percentages and Supplemental Swing Loan Commitments of the Banks (as referred to in the Credit Agreement) are hereby amended and restated to read as set forth on Schedule 1.

                  4. Full Force and Effect. All provisions of the Credit Agreement remain in full force and effect except as expressly amended hereby.

                  5. Counterparts; Effective Date.

         This Amendment may be signed in counterparts. This Amendment shall become effective when (i) it has been executed by the Borrower, the Banks, the Additional Banks and the Agents; (ii) the Additional Banks have delivered the Joinders and signature pages to the Credit Agreement to the Agent and the Joinders have been acknowledged and accepted by the Borrower and the Banks,
(iii) the Borrower has executed and delivered new Revolving Credit Notes and Supplemental Swing Loan Notes to the Banks and Additional Banks in the amounts of the Revolving Credit Commitments and Supplemental Swing Loan Commitments respectively applicable to each Bank and Additional Bank, as set forth on
Schedule 1; and (iv) Borrower has paid to the Agent for the account of each Additional Bank the Closing Fee provided in Section 2.8 of the Credit Agreement.


                         [SIGNATURES BEGIN ON NEXT PAGE]

                    [SIGNATURE PAGE 1 OF 2 TO FIRST AMENDMENT
                              TO CREDIT AGREEMENT]

         The undersigned have executed this Amendment as of the date first written above.

                                      EDUCATION MANAGEMENT CORPORATION



                                      By: /s/ Robert T. McDowell
                                         -------------------------------
                                      Name: Robert T. McDowell
                                      Title: Executive Vice President and CFO

                                      NATIONAL CITY BANK OF PENNSYLVANIA,
                                      in its capacity as a Bank, as the
                                      Issuing Bank and as the Agent


                                      By: /s/ Vince J. Delie, Jr.
                                         ---------------------------------------
                                      Name: Vince J. Delie, Jr.
                                           -------------------------------------
                                      Title: Vice President and Regional Manager
                                            ------------------------------------


                                      FIRST UNION NATIONAL BANK, in its
                                      capacity as a Bank and as Co-Agent


                                      By: /s/ Karl F. Schultz
                                         ---------------------------------------
                                      Name: Karl F. Schultz
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------

                    [SIGNATURE PAGE 2 OF 2 TO FIRST AMENDMENT
                              TO CREDIT AGREEMENT]




                                         BANK ONE, MICHIGAN


                                         By: /s/ Richard L. Janisse
                                            ------------------------------------
                                         Name: Richard L. Janisse
                                              ----------------------------------
                                         Title: First Vice President
                                               ---------------------------------


                                         CHASE MANHATTAN BANK


                                         By: /s/ John Malone
                                            ------------------------------------
                                         Name: John Malone
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------


                                         SUNTRUST BANK


                                         By: /s/ Alan K. Oakley
                                            ------------------------------------
                                         Name: Alan K. Oakley
                                              ----------------------------------
                                         Title: Managing Director
                                               ---------------------------------

                                   SCHEDULE 1

                               COMMITMENT OF BANKS



                                          REVOLVING CREDIT              SUPPLEMENTAL SWING            COMMITMENT
BANK                                      COMMITMENT                     LOAN COMMITMENT              PERCENTAGE
----                                      ----------                     ---------------              ----------

National City Bank of Pennsylvania        $30,000,000                       $7,500,000                     30%


First Union National Bank                 $25,000,000                        6,250,000                     25%


Bank One, Michigan                        $20,000,000                        5,000,000                     20%


Chase Manhattan Bank                      $10,000,000                        2,500,000                     10%


SunTrust Bank                             $15,000,000                        3,750,000                     15%
                                          -----------                       ----------                    ---


Total                                     $100,000,00                       $25,000,000                   100%
                                          ===========                       ===========                   ====